PAVmed Reports Preliminary Fourth Quarter 2019 Financial Results and Provides Business Update

Conference call to be held today at 4:30 p.m. Eastern time

NEW YORK, April 9, 2020 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multiproduct medical device company, today reported preliminary financial results for the three and 12 months ended December 31, 2019 and provided a business update.

“The fourth quarter of 2019 and beginning of 2020 have been notable for many important accomplishments including PAVmed’s successful transition into a commercial stage company,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “Although our industry, nation and world are facing enormous challenges as a result of the Covid-19 pandemic, we are fortunate that our corporate structure and culture are well suited to address these challenges with minimal short-term and no anticipated long-term disruptions to our strategic plan. We look forward to building on our progress with important value-driving activities and key milestones in the coming months.”

RECENT ACCOMPLISHMENTS

●	The Company’s majority-owned subsidiary Lucid Diagnostics (“Lucid”) launched its EsoGuard™ Esophageal DNA Test as a Laboratory Developed Test (LDT), after completing CLIA/CAP certification of the test at Lucid’s commercial diagnostic laboratory partner ResearchDx Inc. dba Pacific Dx, headquartered in Irvine, CA. EsoGuard is the first such DNA test designed to facilitate the diagnosis of Barrett’s Esophagus (BE) and related precursors to highly lethal esophageal adenocarcinoma (EAC).

●	Lucid launched and enrolled its first patient in a pair of international multi-center IVD clinical trials (ESOGUARD-BE-1 and 2) with over 60 sites in the U.S. and Europe. The screening study (BE-1) will enroll gastroesophageal reflux disease (GERD) patients without a prior diagnosis of Barrett’s Esophagus (BE) or esophageal adenocarcinoma (EAC) who satisfy American College of Gastroenterology (ACG) BE screening guidelines. The case control study (BE-2) will enroll patients with a previous diagnosis of non-dysplastic BE, dysplastic BE (both low and high-grade) or EAC. In both studies, EsoGuard/EsoCheck™ will be compared to the gold standard of endoscopy with biopsies. Nicholas J. Shaheen MD, MPH, Professor and Chief of the Division of Gastroenterology and Hepatology at UNC HealthCare, and lead author of the most recent ACG guidelines, serves as principal investigator of both studies.

●	The Company submitted and the U.S. Food and Drug Administration (“FDA”) accepted for review its 510(k) resubmission for our CarpX™ minimally invasive carpal tunnel device incorporating data from our successful first-in-human CarpX clinical safety study.

●	The Company participated in a successful pre-submission meeting with the FDA on its PortIO product focused on the design of a clinical safety study in support of a de novo application and the target population of its proposed label.

●	Announced a new product, Lucid’s EsoCure Esophageal Ablation Device, which is a disposable single-use thermal balloon ablation catheter designed to use our patented Caldus Technology to treat dysplastic Barrett’s Esophagus before it can progress to highly lethal esophageal cancer and to do so without the need for complex and expensive capital equipment.

●	Lucid received Breakthrough Device designation from the FDA for its EsoGuard Esophageal DNA Test on esophageal samples collected using its EsoCheck Cell Collection Device in a prevalent well-defined group of patients at elevated risk for esophageal dysplasia due to chronic gastroesophageal reflux disease (GERD), validating their potential life-saving impact and providing priority expedited FDA assessment and review and potentially accelerated CMS coverage.

●	Lucid hired two regional sales managers to cover the Eastern and Western United States and completed training of its first cohort of twenty-four highly experienced independent sales representatives with deep relationships in the gastroenterology community covering a large portion of the United States.

●	Lucid launched an aggressive marketing campaign in professional journals and social media, targeting physicians and patients to strengthen EsoGuard and EsoCheck brand recognition, generate awareness of the underlying conditions and support the sales process.

●	Lucid participated in two successful meetings with Medicare contractor Palmetto GBA and its molecular diagnostics program MolDx, one in February focused on payment and another two weeks ago focused on coverage.

●	Lucid entered into a sponsored clinical research agreement with two major academic centers, the Fred Hutchinson Cancer Research Center in Seattle, WA and the University of Pennsylvania in Philadelphia, to evaluate our EsoCheck in Barrett’s Esophagus progression and Eosinophilic Esophagitis respectively.

●	The Company received a firm date for the stage 1 audit of its quality system by its EU notified body, which will allow it to restart its efforts to pursue EU CE Mark clearance of CarpX and PortIO after delays related to a regulatory backlog in Europe due to systematic changes.

●	The Company continued to expand and advance its extensive intellectual property portfolio, which now includes 129 issued and pending, owned, assigned or licensed patents across PAVmed and its subsidiaries.

UPCOMING KEY ACTIVITIES AND MILESTONES

●	Await FDA response to the Company’s CarpX 510(k) application.

●	Accelerate and expand EsoGuard and EsoCheck commercial activities including virtual sales and profession education as well as aggressive marketing until clinical procedures can resume from Covid-19 limitations.

●	Resume ESOGUARD-BE-1 and 2 trials and launch two additional clinical trials involving EsoCheck when clinical activities can resume.

●	Complete ongoing formal M&A process seeking to secure a strategic partner or to license or acquire the Company’s NextFlo™ technology for one or more clinical applications while simultaneously advancing NextFlo toward an initial FDA 510(k) submission later in 2020.

●	Initiate a PortIO™ clinical safety study to support its FDA de novo application and long-term clinical study in Colombia, South America to demonstrate up to 60-day maintenance free implant durations in humans.

●	Launch clinical trial of EsoCheck in Eosinophilic Esophagitis at the University of Pennsylvania and the Fred Hutchinson Cancer Research Center in Seattle.

●	Complete R&D project seeking to achieve accuracy milestone based on established FDA and ISO 15197 standards for Solys Diagnostics’ NDIR laser based non-invasive blood glucose diagnostic device licensed from technology pioneer Dr. Jacob Wong companies.

PRELIMINARY FINANCIAL RESULTS

For the three months ended December 31, 2019, research and development expenses were $2.3 million and general and administrative expenses were $2.3 million. GAAP net loss attributable to common stockholders was $6.3 million, or $(0.19) per common share. As illustrated below and for the purpose of helping the reader understand the effect of derivative accounting and other non-cash income and expenses on the Company’s financial results, the Company reported a non-GAAP adjusted loss for the three months ended December 31, 2019 of $3.9 million, or $(0.12) per common share.

PAVmed had cash and cash equivalents of $6.2 million as of December 31, 2019, compared with $8.2 million as of December 31, 2018. Subsequently, in late March 2020, the Company received $6.3 million in new gross proceeds from the prepayment of promissory notes issued in conjunction with a previously disclosed November 2019 private placement.

Non-GAAP Measures

To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

Non-GAAP financial measures are presented with the intent of providing greater transparency to information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from or as an alternative to, the most directly comparable GAAP financial measures.

Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and 12 months ended December 31, 2019 and 2018 is as follows:

	Three Months Ended December 31,		For the year ended December 31,
(ooo’s except per share amounts)	2019	2018	2019	2018

Net income (loss) per common share, basic and diluted	$(0.19)	$(0.26)	$(0.55)	$(0.84)
Net loss attributable to common stockholders	(6,313)	(6,896)	(16,727)	(18,751)
Preferred Stock dividends and deemed dividends	69	64	270	255
Series B Preferred stock issued upon exchange of Series A and Series A-1 Preferred stock	-	-	-	527
Net income (loss) as reported	(6,244)	(6,832)	(16,457)	(17,969)
Adjustments:
Depreciation expense[1]	4	4	14	10
Interest expense, net[3]	33	684	33	2,392
EBITDA	(6,207)	(6,144)	(16,410)	(15,567)

Other non-cash expenses:
Stock-based compensation expense[2]	393	324	1,571	1,229
Change in fair value of Series A Warrant Liabiity[3]	-	-	-	96
Change in fair value of Series A Preferred Stock conversion option embedded derivative liabiity[3]	-	-	-	(65)
Debt extinguishment[3]	1,165	1,408	1,831	1,408
Change in FV convertible debt[3]	768	1,518	1,109	1,518
Exchange or Modification of securities[3]	-	-	-	2,259
Non-GAAP adjusted (loss)	(3,881)	(2,893)	(11,900)	(9,121)
Basic and Diluted shares outstanding	33,223	26,576	30,197	22,276
Non-GAAP adjusted (loss) income per share	$(0.12)	$(0.11)	$(0.39)	$(0.41)

[1]	Included in general and administrative expenses in the financial statements

[2]	For the three and 12 months ended December 31, 2019 includes $310 and $1,162, respectively, of stock based compensation expense reported as general and administrative expenses and $84 and $408, respectively, reported as research and development expense. For the three and 12 months ended December 31, 2018 includes $248 and $948, respectively, of stock based compensation expense reported as general and administrative expenses and $77 and $281 reported as research and development expense.

[3]	Included in other income and expenses

Conference Call and Webcast

The Company will hold a conference call and webcast today at 4:30 p.m. Eastern time. During the call, Lishan Aklog, M.D., Chairman and Chief Executive Officer of the Company, will provide a business update including an overview of the Company’s near-term milestones and growth strategy. In addition, Dennis McGrath, President and Chief Financial Officer, will review preliminary fourth quarter 2019 financial results.

To access the conference call, U.S.-based listeners should dial (877) 407-3982 and international listeners should dial (201) 493-6780. All listeners should provide the operator with the conference call name “PAVmed, Inc. Business Update Conference Call” to join. Individuals interested in listening to the live conference call via webcast may do so by visiting the investor relations section of the Company’s website at www.pavmed.com.

Following the conclusion of the conference call, a replay will be available for one week and can be accessed by dialing (844) 512-2921 from within the U.S. or (412) 317-6671 from outside the U.S. To access the replay, all listeners should provide the following pin number: 13700590. The webcast will be available for replay on the investor relations section of the Company’s website at www.pavmed.com.

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct commercial stage medical device company employing a unique business model designed to advance innovative products to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation while seeking to further expand its pipeline through relationships with its network of clinician innovators at leading academic centers. PAVmed’s diversified product pipeline addresses unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its four operating divisions include GI Health (EsoGuard™ Esophageal DNA Test, EsoCheck™ Esophageal Cell Collection Device, and EsoCure™ Esophageal Ablation Device with Caldus™ Technology), Minimally Invasive Interventions (CarpX™ Minimally Invasive Device for Carpal Tunnel Syndrome), Infusion Therapy (PortIO™ Implantable Intraosseus Vascular Access Device and NextFlo™ Highly Accurate Disposable Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, NextCath™ self-anchoring catheters, pediatric ear tubes and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com